Exhibit 3.25

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SPEEDWARE HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF INCORPORATION, FILED THE FIRST DAY OF APRIL, A.D. 2003, AT 11 O’CLOCK A.M.
     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FIFTEENTH DAY OF APRIL, A.D. 2005, AT 12:30 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “SPEEDWARE HOLDINGS, INC.”.

[Seal]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

3642646 8100H	AUTHENTICATION: 4616030

060281067	DATE: 03-23-06

CERTIFICATE OF INCORPORATION
OF
SPEEDWARE HOLDINGS, INC.
     1. The name of the corporation is SPEEDWARE HOLDINGS, INC.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. The nature of the business or purposes to be conducted or promoted to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     4. The total number of shares of stock which the corporation shall have authority to issue is one hundred thousand shares preferred at $0.01 par value and one hundred thousand shares preferred at $0.01 par value and one hundred thousand shares common at $0.01 par value.
     5. The corporation is to have perpetual existence.
     6. The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of the directors need not be by written ballot.
     7. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:
Andrew L. Gutman
Speedware Corporation, Inc.
9999 Cavendish Blvd., Suite 100
Saint-Laurent, Quebec H4M 2X5
     8. The name and mailing address of the sole incorporator is
James K. Price
C/O McNair Law Firm
7 North Laurens Street, Suite 600
Greenville, SC 29601
     9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duly of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.
     10. The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

     I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 31st of March, 2003.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 04/01/2003
030214237 — 3642646	James K. Price, Sole Incorporator

CHECK
THIS WARNING BAR MUST HAVE A GRAY BACKGROUND WHICH FADES TEMPORARILY WHEN WARMED BY TOUCH OR FRICTION. ADDITIONAL SECURITY FEATURES ARE LISTED ON THE BACK.
DATE
ACTIVANT SOLUTIONS INC.
TRIAD SYSTEMS FINANCIAL CORP.
TAX ACCOUNT

804 LAS CIMAS PARKWAY, SUITE 200 AUSTIN. TX	003184
78746	4-13-05
11-24 1220 ($▶
PAY
TO THE
ORDER OF Secretary of State DE $ 50 00/100 Fifty Dollars & no/100 DOLLARS
     WELLS FARGO BANK
MEMO SHI 2005 Cert. of Reg. agent
N.A.
~ ~ ~
11’00 3 1 411’ I.21000 24 81:4 3 1184905 3N’

STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE
The Board of Directors of Speedware Holdings, Inc. a Delaware Corporation, on this 7th day of April  , A.D. 2005 , do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 2711 Centerville Road, Suite 400 Street, in the City of Wilmington, DE County of New Castle Zip Code 19808
The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Corporation Service Company.
The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 7th day of April A.D., 2005.

By:	Authorized Officer

Name:	/s/ Richard W. Rew II Print or Type

Title:	/s/ Secretary
State of Delaware
Secretary of State
Division of Corporations
Delivered 12:30 PM 04.15.2005
FILED 12:30 PM 04/15/2005
SRV 050307980 – 3642646 FILE

April 12, 2005
WRITER’S INFORMATION:
Direct Line: 512-278-5615
Direct Fax: 512-278-5030
cheryl.pettigrew@activant.com
VIA UPS EXPRESS MAIL
Delaware Secretary of State
Division of Corporations
John G. Townsend Bldg.
401 Federal St. – Ste. 4
Dover, Delaware, 19901
     Re: Speedware Holdings, Inc., a subsidiary of Activant Solutions Inc.
Dear Sir/Madam:
Enclosed please find the Certificate of Change of Registered Office/Agent of Speedware Holdings, Inc. Our check for $50.00 in payment of the fee is enclosed.
If you have any questions or require additional documentation, please contact me toll free at 800.678.5266, Ext. 5615
Very truly yours,
Cheryl Pettigrew
Legal Administrator